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                                                                    Exhibit 10.6

                               FIRST AMENDMENT TO
                          COMPONENT PURCHASE AGREEMENT


         THIS FIRST AMENDMENT TO COMPONENT PURCHASE AGREEMENT is entered into as of the ____ day of November, 2002 by and between RUUD LIGHTING, INC., a Wisconsin corporation, having offices at 9201 Washington Avenue, Racine, Wisconsin 53406 ("Purchaser"), VENTURE LIGHTING INTERNATIONAL, INC., an Ohio corporation having its offices at 32000 Aurora Road, Solon, Ohio 44139 ("Seller), and ADVANCED LIGHTING TECHNOLOGIES, INC., an Ohio corporation having its offices at 32000 Aurora Road, Solon, Ohio 44139 ("ADLT").

                                    RECITALS

         A. Purchaser, Seller and ADLT are parties to a certain Component Purchase Agreement dated December 3, 2001(the "Component Purchase Agreement") pursuant to which the Purchaser and Seller agreed to set forth the terms of future sales of Products. The parties to this agreement desire to amend the Component Purchase Agreement in accordance with the terms set forth below. Terms not otherwise defined herein shall have the meanings ascribed to them in the Component Purchase Agreement.

         B. Purchaser has ordered Product from Seller in accordance with the blanket purchase order attached as EXHIBIT A (the "Purchase Order"). The parties agree and acknowledge that with the submission of the Purchase Order, the Purchaser's aggregate Product purchases for calendar year 2002 for purposes of the Component Purchase Agreement exceed $10 million.

         C. The Seller desires to fulfill the Purchase Order pursuant to the terms of the Component Purchase Agreement. However, the Seller has indicated that it does not have sufficient capacity to completely fulfill the Purchase Order and deliver the Products by December 31, 2002.

                                   AGREEMENTS

         In consideration of the Recitals (which are incorporated herein by reference) and the mutual agreements set forth below, the parties agree as follows:

         1. GRANT OF ADDITIONAL TIME TO FULFILL ORDERS. Purchaser agrees that Seller shall have until March 31, 2003 to fulfill the Purchase Order. Purchaser agrees that if Seller fulfills the Purchase Order in accordance with the terms of this


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Agreement, Seller shall not be in breach of Seller's delivery requirements set forth in section 7(a) of the Component Purchase Agreement. The parties agree that (a) all of the Product purchases represented by the Purchase Order shall be used in calculating the earned rebate for calendar year 2002 in accordance with section 5 of the Component Purchase Agreement; and (b) the Purchaser's aggregate Product purchases for calendar 2002 exceed $10 million.

         2. MINIMUM DELIVERIES. Notwithstanding the extension of time set forth in section 1 above, the Seller acknowledges that it is obligated to meet Purchaser's minimum requirements for calendar year 2002 and beyond. Accordingly, the Seller covenants and agrees to provide Product at the historic 10-month run rate.

The parties acknowledge that the amount of consigned ballast to be held in Purchaser's inventory has fallen below the amount required under the Consignment Agreement dated December 3, 2001 between Seller and Purchaser. Seller agrees to promptly replenish and shall thereafter continually maintain a minimum of 30,000 ballasts on consignment of the type and quantity set forth on Exhibit B at the Purchaser's Racine, Wisconsin facility.

         If Seller does not comply with the foregoing or if Seller is unable to fully deliver the Product specified on the Purchase Order by March 31, 2003, then all subsequent deliveries of Product shall count toward Purchaser's calendar year 2003 purchases under the Component Purchase Agreement. Notwithstanding the foregoing, the parties agree that the entire 2002 Earned Rebate of $1,400,000 shall be payable as set forth below.

         3. EARNED REBATE. Seller, ADLT and Purchaser acknowledge and agree that the rebate owed Purchaser for calendar year 2002 pursuant to the Component Purchase Agreement is $1,400,000 (the "Earned Rebate"). The Parties agree that the entire Earned Rebate will be credited to Purchaser's account no later than January 30, 2003 provided, however, that such account shall not be so credited unless and until all payments have been made necessary to bring Purchaser's accounts current in accordance with the terms of the Component Purchase Agreement, and that Purchaser may offset such Earned Rebate against any amounts then payable to Seller.

         4. MISCELLANEOUS. Except as otherwise provided herein, the terms of the Component Purchase Agreement shall govern Purchaser's purchase of Products from Seller. This Agreement, the Component Purchase Agreement, the Consignment Agreement and the exhibits attached thereto and hereto contain the entire and only Agreement between the parties with regard to the subject matter hereof, there being merged herein all prior and collateral representations, promises and conditions in connection with said matter and any representation, promise or


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condition not incorporated herein or made a part hereof shall not be binding upon any party.

         The parties have caused this Agreement to be executed by their authorized representatives as of the date set forth above.

                           RUUD LIGHTING, INC.

                           BY /s/ Alan J. Ruud
                             ----------------------------------------
                             Its President
                                 ------------------------------------

                           VENTURE INTERNATIONAL, INC.

                           BY /s/ Wayne Platt
                             ----------------------------------------
                             Its President - VLI
                                 ------------------------------------


                           ADVANCED LIGHTING TECHNOLOGIES, INC.

                           BY /s/ Wayne R. Hellman
                             ----------------------------------------
                              Its CEO
                                  -----------------------------------



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